EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of to such a statement on Schedule 13G, and any amendments thereto, with respect to the common stock of MaxPoint Interactive, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

This Joint Filing Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Date: February 3, 2017	PERFORMANCE DIRECT INVESTMENTS II, L.P.

	By:	Performance Direct Investors II GP, LLC, its
	Its:	General Partner

	By:	Performance Equity Management, LLC, its
	Its:	Manager

	By:	/s/ Scott Koeber
Scott Koeber
CFO & Chief Compliance Officer

PERFORMANCE DIRECT INVESTORS II GP, LLC

	By:	Performance Equity Management, LLC, its
	Its:	Manager

	By:	/s/ Scott Koeber
Scott Koeber
CFO & Chief Compliance Officer

PERFORMANCE EQUITY MANAGEMENT, LLC

	By:	/s/ Scott Koeber
Scott Koeber
CFO & Chief Compliance Officer